Exhibit 99.1

Natural Health Trends Reports Third Quarter 2024 Financial Results

–	Total net sales increased sequentially and year-over-year during the third quarter of 2024
–	Improved operating bottom line for three consecutive quarters
–	Generated cash flows from operations before 2017 Tax Act installment of $514,000 during the first nine months of 2024
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – October 30, 2024 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

•	Revenue of $10.7 million increased 1% compared to $10.6 million in the third quarter of 2023.

•	Operating loss was $275,000 compared to $292,000 in the third quarter of 2023.

•

Net income was $35,000, or breakeven per diluted share, compared to $172,000, or $0.02 per diluted share, in the third quarter of 2023. The decrease was attributable to lower interest income and higher effective tax rate as compared to the third quarter of 2023.

•	The number of Active Members[1] was down 1% to 30,880 at September 30, 2024 compared to 31,110 at June 30, 2024, and decreased 11% compared to 34,660 at September 30, 2023.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2024 Financial Highlights

•	Revenue of $32.1 million decreased 3% compared to $33.0 million in the first nine months of 2023.

•	Operating loss improved to $878,000 compared to $1.4 million in the first nine months of 2023.

•	Net income was $396,000, or $0.03 per diluted share, compared to $210,000, or $0.02 per diluted share, in the first nine months of 2023.

Management Commentary

"Consumer spending in our main market continues to be weak. However, we still managed to achieve sequential growth in net sales, as well as a year-over-year improvement in the third quarter. While the pace of growth is not where we’d like it to be, our customers and leaders continue to demonstrate strong engagement, and we are working closely with them to navigate these changing times with trainings, product roadshows and new products to help drive growth and expand their customer base," commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “Our ability to adapt, adjust programs, and fine-tune our plans has been instrumental in supporting our customer base while also acting in the best interests of our shareholders. We are maintaining attentive focus on cost control, including expense management, inventory, and product optimization, to ensure the company remains positioned for future success.”

Balance Sheet and Cash Flow

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Net cash used in operating activities was $3.5 million in the first nine months of 2024 compared to $4.2 million in the first nine months of 2023. Before tax installment payments, the liability of which arises from the 2017 U.S. Tax Cuts and Jobs Act (the “Tax Act”), cash provided by operating activities was $514,000 in the first nine months 2024, versus cash used in operating activities of $1.2 million in the comparable period a year ago. Of the total Tax Act liability of $20.2 million, $15.1 million has been paid to date.

•	Total cash, cash equivalents and marketable securities were $46.3 million at September 30, 2024, down from $48.7 million at June 30, 2024.
•

On October 28, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on November 22, 2024 to stockholders of record as of November 12, 2024.

Third Quarter 2024 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2024 financial results today, Wednesday, October 30, 2024 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, October 30, 2024
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13749004
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1689949&tp_key=eea2c2882e

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on October 30, 2024 through 11:59 p.m. Eastern Time on November 6, 2024 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13749004.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 28, 2024 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,899	$56,178
Marketable securities	23,429	—
Inventories	3,684	4,293
Other current assets	3,830	3,758
Total current assets	53,842	64,229
Property and equipment, net	205	266
Operating lease right-of-use assets	2,784	3,319
Restricted cash	38	39
Deferred tax asset	307	369
Other assets	1,115	869
Total assets	$58,291	$69,091
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$548	$990
Income taxes payable	5,032	3,716
Accrued commissions	2,029	2,067
Other accrued expenses	1,350	1,170
Deferred revenue	6,832	6,166
Amounts held in eWallets	3,458	3,945
Operating lease liabilities	1,191	1,146
Other current liabilities	672	784
Total current liabilities	21,112	19,984
Income taxes payable	—	5,054
Deferred tax liability	135	135
Operating lease liabilities	1,739	2,318
Total liabilities	22,986	27,491
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,865	84,695
Accumulated deficit	(24,216)	(17,703)
Accumulated other comprehensive loss	(960)	(1,069)
Treasury stock, at cost	(24,397)	(24,336)
Total stockholders’ equity	35,305	41,600
Total liabilities and stockholders’ equity	$58,291	$69,091

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$10,691	$10,615	$32,117	$32,987
Cost of sales	2,765	2,689	8,376	8,386
Gross profit	7,926	7,926	23,741	24,601
Operating expenses:
Commissions expense	4,333	4,361	13,022	13,861
Selling, general and administrative expenses	3,868	3,857	11,597	12,169
Total operating expenses	8,201	8,218	24,619	26,030
Loss from operations	(275)	(292)	(878)	(1,429)
Other income, net	441	585	1,523	1,708
Income before income taxes	166	293	645	279
Income tax provision	131	121	249	69
Net income	$35	$172	$396	$210
Net income per common share:
Basic	$0.00	$0.02	$0.03	$0.02
Diluted	$0.00	$0.02	$0.03	$0.02
Weighted average common shares outstanding:
Basic	11,471	11,440	11,464	11,432
Diluted	11,490	11,454	11,488	11,449

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$396	$210
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	100	130
Net accretion of marketable securities	(350)	—
Share-based compensation	109	123
Noncash lease expense	825	830
Deferred income taxes	62	(117)
Changes in assets and liabilities:
Inventories	619	(420)
Other current assets	(110)	(425)
Other assets	(250)	(92)
Accounts payable	(441)	(141)
Income taxes payable	(3,738)	(2,923)
Accrued commissions	(34)	(315)
Other accrued expenses	179	(58)
Deferred revenue	641	674
Amounts held in eWallets	(501)	(725)
Operating lease liabilities	(851)	(812)
Other current liabilities	(111)	(148)
Net cash used in operating activities	(3,455)	(4,209)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(37)	(32)
Purchases of marketable securities	(44,839)	—
Proceeds from maturities of marketable securities	21,786	—
Net cash used in investing activities	(23,090)	(32)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(6,909)	(6,911)
Net cash used in financing activities	(6,909)	(6,911)
Effect of exchange rates on cash, cash equivalents and restricted cash	174	(145)
Net decrease in cash, cash equivalents and restricted cash	(33,280)	(11,297)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	56,217	69,746
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$22,937	$58,449
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$191	$115